EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 2000, except as to Note 12 for which the date is March 14, 2000 and Note 9 for which the date is March 22, 2000, relating to the consolidated financial statements of CCBN.COM, Inc., which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
April 6, 2000